EXHIBIT 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
I, Brian E. Cho, Chief Financial Officer, certify that:
1.	I have reviewed this Quarterly Report on Form 10-Q/A of Hanmi Financial Corporation; and

2.	Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

Date: November 18, 2009	/s/ Brian E. Cho
Brian E. Cho
Chief Financial Officer